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                                                                    EXHIBIT 21.1


                             BANPONCE CORPORATION

                            AS OF DECEMBER 31, 1993




Subsidiaries of the registrant

a. Banco Popular de Puerto Rico (Banco Popular) - A wholly-owned subsidiary Bank, incorporated under the laws of Puerto Rico in 1917.

        Popular Leasing and Rental, Inc. (Popular Leasing) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.

        Popular Consumer Services, Inc. (Best Finance) - A wholly-owned subsidiary of Banco Popular, incorporated under the laws of Puerto Rico in 1989.


b. Vehicle Equipment Leasing Company, Inc. (VELCO) - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1986.

c.  Popular International Bank, Inc. - A wholly-owned subsidiary,
    Incorporated under the laws of Puerto Rico in 1992.


        BanPonce Financial Corp. - A wholly-owned subsidiary, incorporated under the laws of Delaware in 1991.

        Spring Financial Services, Inc. - A wholly-owned subsidiary of BanPonce Financial Corp., incorporated under the laws of Delaware in 1988.

d. Metropolitana de Prestamos, Inc. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1961.


e. Puerto Rico Parking Corp. - A wholly-owned subsidiary, incorporated under the laws of Puerto Rico in 1963.